                 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Global Value Fund

     We consent to the use in this Registration  Statement of Oppenheimer Global
Value Fund, of our report dated September 17, 2007, included in the Statement of
Additional Information, which is part of such Registration Statement, and to the
reference  to  our  firm  under  the  heading  "Independent   Registered  Public
Accounting Firm" appearing in the Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
September 17, 2007